Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Chris Lewis

Sr. Director, Investor Relations & Corporate Strategy & Development

(949) 481-0510

clewis@glaukos.com

Glaukos Corporation Announces Second Quarter 2021 Financial Results

San Clemente, CA – August 5, 2021 – Glaukos Corporation (NYSE: GKOS), an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases, today announced financial results for the second quarter ended June 30, 2021. Key highlights include:

●	Net sales growth of 147% to $78.1 million in Q2 2021, compared to $31.6 million in Q2 2020.
●	Glaucoma net sales of $62.7 million and Corneal Health net sales of $15.4 million in Q2 2021.
●	Gross margin of approximately 77% and non-GAAP gross margin of approximately 84% in Q2 2021.
●	Operating expenses of $74.6 million and non-GAAP operating expenses of $67.8 million in Q2 2021.

“We are pleased with our record second quarter financial performance driven by sound execution on our key strategic priorities and the ongoing market recovery,” said Thomas Burns, Glaukos president and chief executive officer. “We remain steadfastly dedicated to transform the treatment of chronic eye diseases for the benefit of patients worldwide.”

Second Quarter 2021 Financial Results

Net sales increased 147% in the second quarter of 2021 to $78.1 million, compared to $31.6 million in the same period in 2020.

Gross margin for the second quarter of 2021 was approximately 77%, compared to approximately 31% in the same period in 2020. Non-GAAP gross margin for the second quarter of 2021 was approximately 84%, compared to approximately 78% in the same period in 2020.

Selling, general and administrative (SG&A) expenses for the second quarter of 2021 increased 19% to $45.3 million, compared to $38.1 million in the same period in 2020. Non-GAAP SG&A expenses for the second quarter of 2021 increased 30% to $43.6 million, compared to $33.6 million in the same period in 2020.

Research and development (R&D) expenses for the second quarter of 2021 increased 28% to $24.3 million, compared to $19.0 million in the same period in 2020. Non-GAAP R&D expenses for the second quarter of 2021 increased 29% to $24.1 million, compared to $18.6 million in the same period in 2020. In addition, during the second quarter of 2021, the company also incurred a $5.0 million in-process R&D charge associated with an upfront payment related to the execution of an amended licensing arrangement with Intratus, Inc. to include the treatment of presbyopia.

Loss from operations in the second quarter of 2021 was $14.2 million, compared to operating loss of $47.2 million in the second quarter of 2020. Non-GAAP loss from operations in the second quarter of 2021 was $1.8 million, compared to non-GAAP operating loss of $27.6 million in the second quarter of 2020.

Net loss in the second quarter of 2021 was $17.5 million, or ($0.38) per diluted share, compared to a net loss of $39.9 million, or ($0.90) per diluted share, in the second quarter of 2020. Non-GAAP net loss in the second quarter of 2021 was $5.1 million, or ($0.11) per diluted share, compared to non-GAAP net loss of $27.0 million, or ($0.61) per diluted share, in the second quarter of 2020.

The company ended the second quarter of 2021 with approximately $428 million in cash and cash equivalents, short-term investments and restricted cash.

2021 Revenue Guidance

The company expects 2021 net sales to be in the range of $285 million to $290 million.

Webcast & Conference Call

The company will host a conference call and simultaneous webcast today at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss the results and provide additional information about the company’s financial outlook. A link to the webcast is available on the company’s website at http://investors.glaukos.com. To participate in the conference call, please dial 833-231-8262 (U.S.) or 647-689-4107 (international) and enter Conference ID 4248858. A replay of the webcast will be archived on the company’s website following completion of the call.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases. The company pioneered Micro-Invasive Glaucoma Surgery, or MIGS, to revolutionize the traditional glaucoma treatment and management paradigm. Glaukos launched the iStent®, its first MIGS device, in the United States in 2012, its next-generation iStent inject® device in the United States in 2018 and most recently, its iStent inject W device in the United States in 2020. In corneal health, Glaukos’ proprietary suite of single-use, bio-activated pharmaceuticals are designed to strengthen, stabilize and reshape the cornea through a process called corneal collagen cross-linking to treat corneal ectatic disorders and correct refractive conditions. Glaukos is leveraging its platform technology to build a comprehensive and proprietary portfolio of micro-scale surgical and pharmaceutical therapies in glaucoma, corneal health and retinal disease.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties regarding the duration and severity of the COVID-19 pandemic and its impact on our business or the economy generally; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject, the iStent inject W, our corneal cross-linking products or other products in development; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our ability to compete effectively in the medical device industry and against current and future competitors (including MIGS competitors); our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for 2020, which was filed with the SEC on March 1, 2021, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which was filed with the SEC on May 6, 2021, and will also be included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which we expect to file on or before August 9, 2021. Our filings with the Securities and Exchange Commission are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term "Non-GAAP" to exclude external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses; legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; significant extraordinary one-time partnering receipts or payments immediately recognized as income or expense and that are not recurring; amortization of debt discount and associated issuance costs related to the company’s convertible senior debt offering; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net sales	$78,093	$31,558	$146,061	$86,894
Cost of sales	17,759	21,668	34,392	54,197
Gross profit	60,334	9,890	111,669	32,697
Operating expenses:
Selling, general and administrative	45,300	38,116	87,221	88,662
Research and development	24,256	18,971	45,475	43,844
In-process research and development	5,000	—	5,000	—
Total operating expenses	74,556	57,087	137,696	132,506
Loss from operations	(14,222)	(47,197)	(26,027)	(99,809)
Non-operating expense:
Interest income	342	590	725	1,286
Interest expense	(3,306)	(1,872)	(6,535)	(2,753)
Other (expense) income, net	(88)	1,201	(1,627)	(510)
Total non-operating expense	(3,052)	(81)	(7,437)	(1,977)
Loss before taxes	(17,274)	(47,278)	(33,464)	(101,786)
Income tax provision (benefit)	208	(7,384)	487	(7,834)
Net loss	$(17,482)	$(39,894)	$(33,951)	$(93,952)

Basic and diluted net loss per share	$(0.38)	$(0.90)	$(0.74)	$(2.13)

Weighted average shares used to compute basic and diluted net loss per share	46,306	44,335	46,011	44,078

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	June 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$118,296	$96,596
Short-term investments	300,265	307,772
Accounts receivable, net	37,569	36,059
Inventory, net	17,500	15,809
Prepaid expenses and other current assets	16,905	13,206
Total current assets	490,535	469,442
Restricted cash	9,416	9,566
Property and equipment, net	54,380	24,008
Operating lease right-of-use asset	19,551	20,009
Finance lease right-of-use asset	50,232	51,443
Intangible assets, net	345,237	357,693
Goodwill	66,134	66,134
Deposits and other assets	8,240	7,207
Total assets	$1,043,725	$1,005,502

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,957	$4,371
Accrued liabilities	63,181	45,331
Convertible senior notes	279,339	—
Total current liabilities	349,477	49,702
Convertible senior notes	—	189,416
Operating lease liability	20,139	20,704
Finance lease liability	72,905	60,690
Deferred tax liability, net	8,298	10,512
Other liabilities	8,581	7,029
Total liabilities	459,400	338,053

Stockholders' equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 46,497 and 45,275 shares issued and 46,469 and 45,247 shares outstanding at June 30, 2021 and December 31, 2020, respectively	46	45
Additional paid-in capital	933,328	976,590
Accumulated other comprehensive income	652	1,004
Accumulated deficit	(349,569)	(310,058)
Less treasury stock (28 shares as of June 30, 2021 and December 31, 2020)	(132)	(132)
Total stockholders' equity	584,325	667,449
Total liabilities and stockholders' equity	$1,043,725	$1,005,502

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q2 2021				Q2 2020
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$17,759	$(5,591)	(a)	$12,168	$21,668	$(14,785)	(a)(f)(g)	$6,883

Gross Margin	77.3%	7.1%		84.4%	31.3%	46.9%		78.2%

Operating expenses:
Selling, general and administrative	$45,300	$(1,666)	(b)(c)	$43,634	$38,116	$(4,473)	(b)(c)(h)	$33,643

Research and development	$24,256	$(140)	(d)	$24,116	$18,971	$(338)	(d)	$18,633

In-process research and development	$5,000	$(5,000)	(e)	$—	$—	$—		$—

Loss from operations	$(14,222)	$12,397		$(1,825)	$(47,197)	$19,596		$(27,601)

Interest expense	$(3,306)	$—		$(3,306)	$(1,872)	$557	(i)	$(1,315)

Income tax provision (benefit)	$208	$—		$208	$(7,384)	$7,256	(j)	$(128)

Net loss	$(17,482)	$12,397	(k)	$(5,085)	$(39,894)	$12,897	(k)	$(26,997)

Diluted net loss per share	$(0.38)	$0.27		$(0.11)	$(0.90)	$0.29		$(0.61)

(a)	Cost of sales adjustments related to the acquisition of Avedro, Inc. (Avedro), including amortization of developed technology intangible assets and stock-based compensation expense related to replacement awards, totaling $5.6 million in Q2 2021 and $5.7 million in Q2 2020.
(b)	Avedro acquisition-related expenses, including amortization expense of customer relationship intangible assets and stock-based compensation expense related to replacement awards of $1.0 million in Q2 2021 and $2.6 million in Q2 2020.
(c)	Expenses related to the Company's patent infringement litigation and related matters of $0.7 million in Q2 2021 and $1.7 million in Q2 2020.
(d)	Stock-based compensation expense related to replacement awards from the acquisition of Avedro of $0.1 million in Q2 2021 and $0.3 million in Q2 2020.
(e)	Upfront payment associated with the execution of the amended licensing arrangement with Intratus, Inc.
(f)	COVID-19 related excess and obsolete reserves associated with the fair-value step up of acquired Avedro inventory, totaling ($0.5) million.
(g)	$9.7 million of inventory fair value step-up costs associated with the acquisition of Avedro.
(h)	$0.2 million of expenses related to the Company's implementation of its new enterprise systems and other technology optimizations, restructuring expenses associated with the acquisition of Avedro, and integration expenses from the acquisition of Avedro.
(i)	Non-cash interest expense for the amortization of debt discount and associated issuance costs related to the convertible senior notes.
(j)	Tax benefit related to the Company's issuance of the convertible senior notes.
(k)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2021 and 2020.

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Year-to-Date Q2 2021				Year-to-Date Q2 2020
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$34,392	$(11,191)	(a)	$23,201	$54,197	$(38,224)	(a)(f)(g)	$15,973

Gross Margin	76.5%	7.6%		84.1%	37.6%	44.0%		81.6%

Operating expenses:
Selling, general and administrative	$87,221	$(2,886)	(b)(c)	$84,335	$88,662	$(13,920)	(b)(c)(h)	$74,742

Research and development	$45,475	$(290)	(d)	$45,185	$43,844	$(2,308)	(d)(i)	$41,536

In-process research and development	$5,000	$(5,000)	(e)	$—	$—	$—		$—

Loss from operations	$(26,027)	$19,367		$(6,660)	$(99,809)	$54,452		$(45,357)

Interest expense	$(6,535)	$—		$(6,535)	$(2,753)	$557	(j)	$(2,196)

Income tax provision (benefit)	$487	$—		$487	$(7,834)	$7,256	(k)	$(578)

Net loss	$(33,951)	$19,367	(l)	$(14,584)	$(93,952)	$47,753	(l)	$(46,199)

Diluted net loss per share	$(0.74)	$0.42		$(0.32)	$(2.13)	$1.08		$(1.05)

(a)	Cost of sales adjustments related to the acquisition of Avedro, Inc. (Avedro), including amortization of developed technology intangible assets, stock-based compensation expense related to replacement awards, and restructuring expenses, totaling $11.2 million year-to-date Q2 2021 and $11.5 million year-to-date Q2 2020.
(b)	Avedro acquisition-related expenses, including amortization expense of customer relationship intangible assets and stock-based compensation expense related to replacement awards of $2.0 million year-to-date Q2 2021 and $7.5 million year-to-date Q2 2020.
(c)	Expenses related to the Company's patent infringement litigation and related matters of $0.9 million year-to-date Q2 2021 and $4.3 million year-to-date Q2 2020.
(d)	Stock-based compensation expense related to replacement awards from the acquisition of Avedro of $0.3 million year-to-date Q2 2021 and $2.1 million year-to-date Q2 2020.
(e)	Upfront payment associated with the execution of the amended licensing arrangement with Intratus, Inc.
(f)	$7.4 million of inventory write-off charges and COVID-19 related excess and obsolete reserves, a portion of which includes the associated fair-value step up of acquired Avedro inventory.
(g)	$19.3 million of inventory fair value step-up costs associated with the acquisition of Avedro.
(h)	$2.2 million of expenses related to the Company's implementation of its new enterprise systems and other technology optimizations, restructuring expenses associated with COVID-19 and the acquisition of Avedro, and integration expenses from the acquisition of Avedro.
(i)	Restructuring expenses associated with COVID-19 and the acquisition of Avedro, totaling $0.2 million.
(j)	Non-cash interest expense for the amortization of debt discount and associated issuance costs related to the convertible senior notes.
(k)	Tax benefit related to the Company's issuance of the convertible senior notes.
(l)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2021 and 2020.